Exhibit 23.9

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

November 6, 2019

1847432 Alberta ULC

4400, 500 Centre Street S.E.

Calgary, Alberta T2P 2S5

Canada

Ladies and Gentlemen:

We hereby consent to the incorporation by reference of our report of third party dated January 28, 2019 (the “Report”), as Exhibit 99.6 to Encana Corporation’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on February 28, 2019, regarding our independent evaluation of estimates provided by Newfield Exploration Mid-Continent Inc. (“Newfield”) of the net proved oil, condensate, natural gas liquids, and gas reserves, as of December 31, 2018, of certain selected properties in which Newfield has represented it holds an interest, in the Registration Statement and in the proxy statement/prospectus contained therein on Form S-4 of 1847432 Alberta ULC, to be filed with the United States Securities and Exchange Commission on or about November , 2019. We also hereby consent to all references to our firm or the Report included in or incorporated by reference into such Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716